      As filed with the Securities and Exchange Commission on July 8, 1997
                                                     Registration No. 333-30295
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------


                       THE PEP BOYS -- MANNY, MOE & JACK
            (Exact name of registrant as specified in its charter)

       Pennsylvania                                           23-0962915
(State or other jurisdiction                              (I.R.S. Employer
     of incorporation)                                   Identification No.)

                             ---------------------
                          3111 West Allegheny Avenue
                       Philadelphia, Pennsylvania 19132
                                (215) 229-9000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             Mitchell G. Leibovitz
                            Chairman of the Board,
                     President and Chief Executive Officer
                       The Pep Boys -- Manny, Moe & Jack
                          3111 West Allegheny Avenue
                       Philadelphia, Pennsylvania 19132
                                (215) 229-9000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             ---------------------

                                with copies to:
                            Daniel D. Rubino, Esq.
                           Willkie Farr & Gallagher
                              One Citicorp Center
                             153 East 53rd Street
                           New York, New York 10022
                                (212) 821-8000
                           (Counsel for Registrant)

                             ---------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                             ---------------------

                             ---------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution


     The following table sets forth all expenses (other than the underwriting discounts and commissions) in connection with the sale and distribution of the securities being registered, which will be paid solely by the Company. All the amounts shown are estimates, except the Commission registration fee:


    SEC Registration Fee    ...............  $ 45,455
    Printing and Engraving Expenses  ......    25,000
    Legal Fees and Expenses ...............   150,000
    Accounting Fees and Expenses  .........    15,000
    Blue Sky Fees and Expenses    .........    10,000
    Trustee Fees   ........................    10,000
    Rating Agency Fees   ..................    25,000
    Miscellaneous Expenses  ...............     9,545
                                             ---------
        Total   ...........................  $290,000
                                             =========

Item 15. Indemnification of Directors and Officers


     Sections 1741 through 1750 of Subchapter D, Chapter 17, of the BCL contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.


     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.


     Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.


     Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.


     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct and that such determination will be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.


     Section 1745 provides that expenses incurred by an officer or director in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that the indemnification and advancement of expenses provided by Subchapter 17D of the BCL (i) will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and (ii) may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter 17D of BCL.

     Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental corporate changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     Article VII of the Company's Bylaws provides in general that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Bylaws further provide that any alteration, amendment, or repeal of the indemnification provisions, if not approved by 80% of the Board of Directors, requires the affirmative vote of shareholders owning at least 80% of the outstanding shares entitled to vote.

     The Company maintains liability insurance on behalf of its directors and officers.


     See Section 6 of the Underwriting Agreement Basic Provisions, filed as
Exhibit 1 hereto, pursuant to which the underwriter agrees to indemnify the Company, its directors, certain officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit
Number                                               Description
--------   ---------------------------------------------------------------------------------------------------

  1.1      Form of Underwriting Agreement Basic Provisions
  4.1      Form of Senior Indenture
  4.2      Form of Subordinated Indenture
  4.3      Form of Senior Security
  4.4      Form of Subordinated Security
 *5        Opinion of Willkie Farr & Gallagher
 12.1      Calculation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the
           Company's Annual Report on Form 10-K for the year ended February 1, 1997)
*12.2      Calculation of Ratio of Earnings to Fixed Charges for the 13 weeks ended May 3, 1997
*23.1      Consent of Willkie Farr & Gallagher
 23.2      Consent of Deloitte & Touche LLP
*24        Power of Attorney
 25        Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee

------------


 *Previously filed.

Item 17. Undertakings

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission ("SEC") by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 8, 1997.


                                       THE PEP BOYS - MANNY, MOE & JACK

                                        By: /s/ MITCHELL G. LEIBOVITZ
                                        -------------------------------------
                                              Mitchell G. Leibovitz
                                         Chairman of the Board, President
                                            and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                               Title                         Date
--------------------------------   ---------------------------------------   -------------
/s/ MITCHELL G. LEIBOVITZ          Chairman of the Board, President and      July 8, 1997
-------------------------------    Chief Executive Officer and Director
      Mitchell G. Leibovitz        (Principal Executive Officer)

              *                    Executive Vice President and Chief        July 8, 1997
-------------------------------    Financial Officer (Principal Financial
       Michael J. Holden           and Accounting Officer)

              *                    Director                                  July 8, 1997
-------------------------------
       Lennox K. Black

              *                    Director                                  July 8, 1997
-------------------------------
       Bernard J. Korman

              *                    Director                                  July 8, 1997
-------------------------------
       J. Richard Leaman, Jr.

              *                    Director                                  July 8, 1997
-------------------------------
       Malcolmn D. Pryor

              *                    Director                                  July 8, 1997
-------------------------------
       Lester Rosenfeld

                                   Director                                  July 8, 1997
-------------------------------
       Benjamin Strauss

              *                    Director                                  July 8, 1997
-------------------------------
      Myles H. Tanenbaum

              *                    Director                                  July 8, 1997
-------------------------------
        David V. Wachs

*By:  /s/ MITCHELL G. LEIBOVITZ
    ---------------------------
          Mitchell G. Leibovitz
          Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number                                               Description
--------   ---------------------------------------------------------------------------------------------------

  1.1      Form of Underwriting Agreement Basic Provisions
  4.1      Form of Senior Indenture
  4.2      Form of Subordinated Indenture
  4.3      Form of Senior Security
  4.4      Form of Subordinated Security
 *5        Opinion of Willkie Farr & Gallagher
 12.1      Calculation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the
           Company's Annual Report on Form 10-K for the year ended February 1, 1997)
*12.2      Calculation of Ratio of Earnings to Fixed Charges for the 13 weeks ended May 3, 1997
*23.1      Consent of Willkie Farr & Gallagher
 23.2      Consent of Deloitte & Touche LLP
*24        Power of Attorney
 25        Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee


------------
 * Previously filed.